Exhibit 99.1

Investor Contact:

Bruce R. Foster, CFO

Asta Funding, Inc.

(201) 567-5648

Asta Funding Announces the Formation of a Wholly Owned Subsidiary to Expand its Personal Injury Claims Funding Business

Appoints New Management Team Led by Patrick Preece

ENGLEWOOD CLIFFS, N.J., November 15, 2016 – Asta Funding, Inc. (NASDAQ: ASFI) (the “Company”), today announced the formation of a wholly owned subsidiary Simia Capital, LLC ("Simia") to continue its position as a leader in the personal injury claims funding business.

The Company has been in the personal injury funding claims business since 2011, operating through Pegasus Funding, LLC ("Pegasus"), an 80% owned indirect subsidiary. The Pegasus joint venture expires December 28, 2016, and will not be renewed. Instead, the Company has made the decision to liquidate its existing Pegasus portfolio and expand its position in the personal injury claims business by forming Simia, a wholly owned subsidiary.

Gary Stern, Asta Chairman, president and CEO said, "We have enjoyed success over the last five years in the personal injury claims funding business, and we have renewed our commitment to this business segment by establishing a wholly owned entity to conduct its operations moving forward. Effective January 2, 2017, the Company will begin funding personal injury claims through Simia. We are excited to expand our presence in this business segment, and look to this as being an important component of the Company's overall growth strategy."

As part of the formation, Simia has retained former GWG MCA Capital, Inc. Chief Executive Officer Patrick F. Preece, who joined Simia as its Chief Executive Officer on November 11, 2016 and has been appointed to the Board of Directors of the Company, effective November 15, 2016. Mr. Preece was head of asset securitization for Autobahn Funding, a $6 billion commercial paper conduit for DZ Bank that specialized in alternative asset classes. Throughout his career Mr. Preece has focused on the origination and management of structured finance and asset-backed lending with an emphasis on litigation finance.

Mr. Stern added, “Patrick has a wealth of experience, exceptional industry knowledge and an in-depth understanding of the marketplace. I am confident that Patrick’s significant experience in structured settlements, asset-backed lending and esoteric assets will enhance the Company's position in the personal injury funding business, as well as other asset classes that the Company may consider as future investments, and will be a great addition to our existing management team.”

"I am honored and grateful to the board for the opportunity to lead this new company. Our goal is to build on Asta’s success by continuing to develop innovative and relevant products for the litigation finance industry," says Patrick Preece.

Mr. Stern concluded, "We have been pleased with our steady progress in the personal injury claims funding business, our renewed commitment in this business positions the Company to substantially grow market share in the coming years. We've put together a talented management team, and an ambitious plan for the future; one that is based on growing the business and creating shareholder value."

About Asta

Asta Funding, Inc. (NASDAQ:ASFI), headquartered in Englewood Cliffs, New Jersey, is a diversified financial services company that assists consumers and serves investors through the strategic management of four complementary business segments: Personal Injury Claims, Structured Settlements, Consumer Debt and Disability Advocacy.

Founded in 1994 as a sub-prime auto lender, Asta now manages business units that include funding of personal injury claims through its 80 percent owned subsidiary, Pegasus Funding LLC, and starting on January 2, 2017, through its wholly owned subsidiary, Simia Capital, LLC; structured settlements through its wholly owned subsidiary, CBC Settlement Funding LLC; acquiring and managing international distressed consumer receivables through its wholly owned subsidiary, Palisades Acquisitions LLC; and benefits advocacy through its wholly owned subsidiary, GAR Disability Advocates, LLC. For additional information, please visit our website at http://www.astafunding.com.

Forward-Looking Statements

All statements in this news release other than statements of historical facts, including without limitation, statements regarding our future financial position, business strategy, budgets, projected revenues, projected costs, and plans and objectives of management for future operations, are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements generally can be identified by the use of forward-looking terminology such as "may," "will," "expects," "intends," "plans," "projects," "estimates," "anticipates," or "believes" or the negative thereof, or any variation thereon, or similar terminology or expressions. We have based these forward-looking statements on our current expectations and projections about future events. These forward-looking statements are not guarantees and are subject to known and unknown risks, uncertainties and assumptions about us that may cause our actual results, levels of activity, performance or achievements to be materially different from any future results, levels of activity, performance or achievements expressed or implied by such forward-looking statements. Important factors which could materially affect our results and our future performance include, without limitation, our ability to purchase defaulted consumer receivables at appropriate prices, changes in government regulations that affect our ability to collect sufficient amounts on our defaulted consumer receivables, our ability to employ and retain qualified employees, changes in the credit or capital markets, changes in interest rates, deterioration in economic conditions, negative press regarding the debt collection industry which may have a negative impact on a debtor's willingness to pay the debt we acquire, and statements of assumption underlying any of the foregoing, as well as other factors set forth under "Item 1A. Risk Factors" in our Annual Report on Form 10-K for the year ended September 30, 2015 and other filings with the Securities and Exchange Commission. All subsequent written and oral forward-looking statements attributable to us, or persons acting on our behalf, are expressly qualified in their entirety by the foregoing. Except as required by law, we assume no duty to update or revise any forward-looking statements.

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